The Board of Directors
Culp, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP

Greensboro, North Carolina
December 18, 1997